THE NATIONSBANK RETIREMENT SAVINGS RESTORATION PLAN

                (as amended and restated effective July 1, 1996)



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



ARTICLE I.                 DEFINITIONS............................................................................1
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         Section 1.1       Definitions............................................................................1
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ARTICLE II.                PLAN ADMINISTRATION....................................................................3
                           -------------------

         Section 2.1       Restoration Plan Committee.............................................................3
                           --------------------------

ARTICLE III.               DEFERRED COMPENSATION PROVISIONS.......................................................4
                           --------------------------------

         Section 3.1       Employee Elections.....................................................................4
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         Section 3.2       Deferral Accounts......................................................................4
                           -----------------
         Section 3.3       Matching Contribution Restoration Accounts.............................................5
                           ------------------------------------------
         Section 3.4       Account Adjustments....................................................................5
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         Section 3.5       Account Payments.......................................................................6
                           ----------------
         Section 3.6       Withdrawals on Account of an Unforeseeable Emergency...................................9
                           ----------------------------------------------------

ARTICLE IV.                AMENDMENT AND TERMINATION.............................................................10
                           -------------------------

         Section 4.1       Amendment and Termination.............................................................10
                           -------------------------

ARTICLE V.                 MISCELLANEOUS PROVISIONS..............................................................10
                           ------------------------

         Section 5.1       Nature of Plan and Rights.............................................................10
                           -------------------------
         Section 5.2       Termination of Employment.............................................................11
                           -------------------------
         Section 5.3       Spendthrift Provision.................................................................11
                           ---------------------
         Section 5.4       Employment Noncontractual.............................................................11
                           -------------------------
         Section 5.5       Adoption by Other Participating Employers.............................................11
                           -----------------------------------------
         Section 5.6       Applicable Law........................................................................11
                           --------------
         Section 5.7       Merged Plans..........................................................................11
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               THE NATIONSBANK RETIREMENT SAVINGS RESTORATION PLAN


                (as amended and restated effective July 1, 1996)


         THIS INSTRUMENT OF AMENDMENT AND RESTATEMENT is executed as of the 1st day of July, 1996, by NATIONSBANK CORPORATION, a North Carolina Corporation ("NationsBank");

                              Statement of Purpose

         NationsBank sponsors The NationsBank Retirement Savings Restoration Plan (the "Restoration Plan"). The purpose of the Restoration Plan is to provide benefits, on a non-qualified and unfunded basis, to certain employees whose benefits under The NationsBank Retirement Savings Plan are adversely affected by the limitations of Sections 401(a)(17), 401(k)(3), 401(m) and 402(g) of the Internal Revenue Code.

         By this Instrument, NationsBank is amending and restating the Restoration Plan effective July 1, 1996 to (i) provide covered employees with a choice in methods for determining the adjustment to Restoration Plan accounts and (ii) modify the payment methods available under the Restoration Plan.

         NOW, THEREFORE, for the purposes aforesaid, NationsBank hereby amends and restates the Restoration Plan effective July 1, 1996 to consist of the following Articles I through V:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.1 Definitions. Unless the context clearly indicates otherwise, when used in the Restoration Plan:

                  (a) Account means, collectively, the Deferral Account and Matching Contribution Restoration Account.

                  (b) Code means the Internal Revenue Code of 1986. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

                  (c) Code Limitations means any one or more of the limitations and



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                  restrictions that Sections 401(a)(17), 401(k)(3), 401(m)
                  and 402(g) of the Code place on the Pre-Tax Employee Contributions and Matching Contributions for a Covered Employee under the Retirement Savings Plan. In addition, Code Limitations also means and refers to any limitations on contributions under the Retirement Savings Plan established by the Retirement Savings Plan administrative committee with respect to highly compensated participants.

                  (d) Covered Employee means an Employee eligible to participate in the Retirement Savings Plan.

                  (e) Deferral Account means the account established and maintained on the books of a Participating Employer to record a Covered Employee's interest under the Restoration Plan attributable to amounts credited to the Covered Employee pursuant to Section 3.2 of the Restoration Plan.

                  (f) Employee means an individual employed by a Participating Employer.

                  (g) Matching Contribution Restoration Account means the account established and maintained on the books of a Participating Employer to record a Covered Employee's interest under the Restoration Plan attributable to amounts credited to the Covered Employee pursuant to Section 3.3 of the Restoration Plan. Prior to January 1, 1993, the Restoration Plan referred to this account as the "Restoration Account."

                  (h) Mirror Rate Method means a method for determining the adjustment to a Covered Employee's Account for a month such that the level of investment return for the Account for such month substantially equals the aggregate level of investment return for such month of all of the Covered Employee's accounts under the Retirement Savings Plan that are invested in the Investment Trust under the Retirement Savings Plan other than amounts mandatorily invested in the common stock of NationsBank under the Investment Trust. For this purpose, amounts shall be deemed to be mandatorily invested in the common stock of NationsBank even if the Covered Employee is eligible to make a diversification election under the Retirement Savings Plan with respect to such common stock. However, once such a diversification election is in fact made by a Covered Employee, amounts transferred out of such mandatorily invested account in accordance with such election shall be included in determining the aggregate level of investment return under the Mirror Rate Method for the Covered Employee from and after the effective date of such election.

                  (i) Participating Employer means (i) NationsBank, (ii) each other


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                  "Participating Employer" under (and as defined in) the
                  Retirement Savings Plan on the date hereof and (iii) any other incorporated or unincorporated trade or business which may hereafter adopt both the Retirement Savings Plan and the Restoration Plan.

                  (j) Plan Year means the twelve-month period commencing January 1 and ending the following December 31.

                  (k) Restoration Plan means this Plan: The NationsBank Retirement Savings Restoration Plan as in effect from time to time. Prior to January 1, 1993, the Restoration Plan was named the "NationsBank Thrift Restoration Plan."

                  (l) Restoration Plan Committee means the committee designated pursuant to Section 2.1 of the Restoration Plan.

                  (m) Retirement Savings Plan means The NationsBank Retirement Savings Plan, as in effect from time to time. Prior to January 1, 1993, the Retirement Savings Plan was named the "NationsBank Corporation and Designated Subsidiaries Stock/Thrift Plan."

                  (n) 30-Year Treasury Rate Method means a method for determining the adjustment to a Covered Employee's Account for a month such that the level of investment return of the Account for such month substantially equals the ask yield of the most recent auction of 30-year Treasury bonds, as quoted for the last business day of the immediately preceding calendar month in the Wall Street Journal (Eastern Edition), or if such quotations are not available in the Wall Street Journal, in a similar financial publication selected by the Restoration Plan Committee.

Any capitalized terms used in the Restoration Plan that are defined in the documents comprising the Retirement Savings Plan have the meanings assigned to them in the Retirement Savings Plan, unless such terms are otherwise defined above in this Article or unless the context clearly indicates otherwise.

                                   ARTICLE II.

                               PLAN ADMINISTRATION

         Section 2.1 Restoration Plan Committee. The Restoration Plan shall be administered by the Restoration Plan Committee, which shall have the same membership as the committee from time to time acting as the "Committee" under (and as defined in) the Retirement Savings Plan. The Restoration Plan Committee shall be empowered to interpret the provisions of the



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Restoration Plan and to perform and exercise all of the duties and powers granted to it under the terms of the Restoration Plan by action of a majority of its members in office from time to time. The Restoration Plan Committee may adopt such rules and regulations for the administration of the Restoration Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Restoration Plan Committee with respect to the Restoration Plan shall be conclusive and binding upon all parties having or claiming to have an interest under the Restoration Plan. Not in limitation of the foregoing, the Restoration Plan Committee shall have the discretion to decide any factual or interpretative issues that may arise in connection with its administration of the Restoration Plan (including without limitation any determination as to claims for benefits hereunder), and the Restoration Plan Committee's exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious.

                                  ARTICLE III.

                        DEFERRED COMPENSATION PROVISIONS

         Section 3.1 Employee Elections. Prior to January 1 of a Plan Year, or at such other times as may be established by the Restoration Plan Committee, a Covered Employee who is expected to be a highly compensated employee within the meaning of section 414(q) of the Code for the Plan Year of the Retirement Savings Plan to which such election relates may elect to defer under the Restoration Plan the portion of the Covered Employee's Pre-Tax Employee Contributions otherwise permissible under the Retirement Savings Plan which cannot be credited to the Covered Employee under the Retirement Savings Plan for such Plan Year because of the Code Limitations. All elections made under this
Section 3.1 shall be made in writing on a form prescribed by and filed with the Restoration Plan Committee and shall be irrevocable for such Plan Year. An election by a Covered Employee under this Section 3.1 shall continue in effect for all subsequent Plan Years (during which the Covered Employee is a highly compensated employee) unless and until changed or terminated by the Covered Employee in accordance with procedures established from time to time by the Restoration Plan Committee. Any such change in or termination of an election under this Section 3.1 shall be effective as of the January 1 of the next succeeding Plan Year.

         Section 3.2 Deferral Accounts. A Participating Employer shall establish and maintain on its books a Deferral Account for each Covered Employee employed by such Participating Employer who elects to defer the receipt of any amount pursuant to Section 3.1 of the Restoration Plan. Such Deferral Account shall be designated by the name of the Covered Employee for whom established. The amount attributable to any Pre-Tax Employee Contribution for a particular pay period during such Plan Year which cannot be credited to the Covered Employee under the Retirement Savings Plan because of the Code Limitations, and which the Covered Employee has elected to defer pursuant to Section 3.1 of the Restoration Plan, shall be credited to such Deferral Account as of the last day of the calendar month to which such contribution is related and actually withheld.

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         Section 3.3 Matching Contribution Restoration Accounts. A Participating
Employer shall establish and maintain on its books a Matching Contribution Restoration Account for each Covered Employee employed by such Participating Employer whose Matching Contributions under the Retirement Savings Plan shall have been limited, directly or indirectly, by the operation of the Code Limitations. Such Matching Contribution Restoration Account shall be designated by the name of the Covered Employee for whom established. If a Covered Employee is a Participant Eligible for Matching Contributions for the Plan Year under the Retirement Savings Plan, the Covered Employee's Matching Contribution
Restoration Account shall be credited as of the Valuation Date under the Retirement Savings Plan that occurs on the last day of the Plan Year with an amount equal to the sum of Amount A and Amount B, where:

         Amount A is seventy-five percent (75%) of the sum of the portions (if any) of the amounts credited to the Covered Employee's Deferral Account for the Plan Year pursuant to Section 3.1 of the Restoration Plan that would have been Matchable Pre-Tax Employee Contributions for the Plan Year under the Retirement Savings Plan had such amounts been contributed to the Retirement Savings Plan as Pre-Tax Employee Contributions for the Covered Employee and the Code Limitations not applied to the Retirement Savings Plan.

         Amount B is seventy-five percent (75%) of the portion (if any) of the actual Matchable Pre-Tax Employee Contributions made to the Retirement Savings Plan for the Covered Employee for the Plan Year with respect to which Matching Contribution allocations were not made under Section 5.2 of the Retirement Savings Plan or (if made) were forfeited under
         Section 5.4 of the Retirement Savings Plan because of the Code Limitations.

         Section 3.4 Account Adjustments. Beginning July 1, 1996, each Account shall be adjusted on a monthly basis pursuant to either the Mirror Rate Method or the 30-Year Treasury Rate Method. Each Covered Employee with an Account shall be given an opportunity to elect between the Mirror Rate Method and the 30-Year Treasury Rate Method for such purpose. To be effective, such election must be made at such times, on such forms and pursuant to such procedures as established by the Restoration Plan Committee in its sole discretion from time to time. An election once made shall remain in effect unless and until changed by the Covered Employee in accordance with this Section 3.4. If a Covered Employee fails to make an election under this Section 3.4, the method for making adjustments to the Covered Employee's Account shall be the 30-Year Treasury Rate Method. Prior to July 1, 1996, account adjustments were made in accordance with the terms of the Restoration Plan as then in effect. If a Covered Employee has elected the Mirror Rate Method, and subsequently the Covered Employee ceases to have any account balances under the Retirement Savings Plan upon which the Mirror Rate Method is based (e.g., as a result of an in-service withdrawal of the Covered Employee's accounts under the Retirement Savings Plan after attaining age 59 1/2), then the method for making adjustments to the Covered Employee's Account shall automatically be changed to the


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30-Year Treasury Rate Method beginning effective with the calendar month in which the Covered Employee ceases to have such Retirement Savings Plan account balances.

         Section 3.5       Account Payments.

                  (a)      Payment Options.

                           (i) A Covered Employee who first elects to defer
                  amounts under this Article III after having attained age fifty-four (54) shall, at the time of the Covered Employee's initial deferral election, irrevocably elect one of the payment options described in subparagraph (iii) below.

                           (ii) For a Covered Employee who first elects to defer
                  amounts under this Article III before having attained age fifty-four (54), such Covered Employee shall, upon attainment of age fifty-four (54), be given the opportunity to irrevocably elect one of the payment options described in subparagraph (iii) below.

                           (iii) The payment options from which a Covered
                  Employee may elect are as follows: (A) single cash payment,
                  (B) five (5) annual installments or (C) ten (10) annual installments, as such methods are more fully described below.

                           (iv) Any election made under this Section 3.5(a)
                  shall be made on such form, at such time and pursuant to such procedures as determined by the Restoration Plan Committee in its sole discretion from time to time. An election made under subparagraph (i) shall be effective upon the later of the date of such election or the attainment of age fifty-five (55). An election made under subparagraph (ii) shall not become effective until the first anniversary of the date of such election. In addition, the Committee may establish special procedures for the first Plan Year in which this election becomes available for Covered Employees who are age fifty-four
                  (54) and older, provided that any such election is not effective for at least twelve (12) months from the date made.

                           (v) For a Covered Employee who does not yet have an
                  election in effect under this Section 3.5(a) or for a Covered Employee who fails to elect a payment option under this
                  Section 3.5(a), the method of payment shall be the single cash payment.

                  (b) Single Cash Payments. The following provisions shall apply with respect to single cash payments under the Restoration Plan:

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                           (i) In the case of a Covered Employee whose
                  termination of employment with the Participating Employers occurs before the Covered Employee attains age fifty-five
                  (55), then such Covered Employee's Account, to the extent vested, shall be determined as of the last business day of the calendar month immediately preceding such termination of employment, and such final vested Account balance shall be paid in a single cash payment to the Covered Employee (or to the Covered Employees's "Beneficiary" as determined under the Retirement Savings Plan in the case of the Covered Employee's termination of employment as the result of the Covered Employee's death) as soon as administratively practicable after the date of such termination of employment.

                           (ii) In the case of a Covered Employee whose
                  termination of employment with the Participating Employers occurs on or after the Covered Employee attains age fifty-five
                  (55) and whose vested Account balance is to be paid in a single cash payment in accordance with Section 3.5(a), then such Covered Employee's Account, to the extent vested, shall continue to be credited with monthly adjustments under Section
                  3.4 through March 31 of the calendar year immediately following the calendar year of such termination of employment, except that the rate for such monthly adjustments for the calendar month of such termination of employment through such March 31 shall be the 30-year Treasury bond ask yield for the last business day of the calendar month immediately preceding such termination of employment (regardless of the method of Account adjustment elected by the Covered Employee under
                  Section 3.4 above). The final vested Account balance as of such March 31 shall be paid in a single cash payment to the Covered Employee (or to the Covered Employees's "Beneficiary" as determined under the Retirement Savings Plan in the case of the Covered Employee's termination of employment as the result of the Covered Employee's death) on or about such March 31.

                  (c) Annual Installments. In the event a Covered Employee's employment with the Participating Employers terminates after the effectiveness of the Covered Employee's election as to the method of payment under Section 3.5(a) and the Covered Employee has selected annual installments, the amount of such annual installments shall be calculated and paid pursuant to the provisions of this Section 3.5(c). The first installment shall be paid on or about March 31 of the calendar year immediately following the calendar year of such termination of employment, and each subsequent installment shall be paid on or about each subsequent March 31. The amount of the installments shall be calculated as follows: First, the Covered Employee's Account, to the extent vested, shall continue to be credited with monthly adjustments under Section 3.4 through such March 31, except that the rate for such monthly adjustments for the



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         calendar month of such termination of employment through such March 31 shall be the 30-year Treasury bond ask yield for the last business day of the calendar month immediately preceding such termination of employment (regardless of the method of Account adjustment elected by the Covered Employee under Section 3.4 above). The amount of the annual installments shall then be calculated, based on the vested Account balance as of such March 31, as equal annual installments amortized over the selected period using the same 30-year Treasury bond ask yield. If a Covered Employee dies after the effectiveness of the Covered Employee's election as to the method of payment under Section 3.5(a) and the Covered Employee has selected annual installments, such annual installments (or remaining annual installments in the case of death after commencement of payment) shall be paid to the Covered Employees's "Beneficiary" as determined under the Retirement Savings Plan.

                  (d) Vesting of Matching Contribution Restoration Account. Notwithstanding any provision of the Restoration Plan to the contrary, if a Covered Employee is not fully (100%) vested in the amount credited to the Employee's Matching Contribution Account and/or the Employee's Pre-1993 Stock/Thrift Plan Matching Contribution Account under the Retirement Savings Plan at the time of the Employee's termination of employment with the Participating Employers, the amount credited to the Covered Employee's Matching Contribution Restoration Account shall be reduced at the time of such termination of employment to an amount equal to the product of (i) the amount then credited to said Matching Contribution Restoration Account multiplied by (ii) the vested percentage applicable to the Employee's Matching Contribution Account and Pre-1993 Stock/Thrift Plan Matching Contribution Account under the Retirement Savings Plan as of the date of such termination of employment. The amount by which the Employee's Matching Contribution Restoration Account is reduced by application of the preceding sentence shall be forfeited at the time the Employee terminates employment.

                  (e) Other Payment Provisions. Subject to the provisions of
         Section 3.6, a Covered Employee shall not be paid any portion of the Employee's Account prior to the Employee's termination of employment with the Participating Employers. Any deferral or payment hereunder shall be subject to applicable payroll and withholding taxes. For purposes of the Restoration Plan, a Covered Employee shall be deemed to have terminated employment with the Participating Employers upon eligibility for benefits under the NationsBank Long-Term Disability Plan as in effect from time to time. In the event any amount becomes payable under the provisions of the Restoration Plan to a Covered Employee, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person's fiduciary (or attorney-in-fact in the case of an incompetent) as the Restoration Plan Committee, in its sole discretion, may decide, and the Restoration Plan Committee shall not be liable to any person for any such decision or any payment pursuant thereto.

         Section 3.6 Withdrawals on Account of an Unforeseeable Emergency. A Covered Employee who is in active service of a Participating Employer may, in the Restoration Plan Committee's sole discretion, receive a refund of all or any part of the amounts previously credited to the Covered Employee's Deferral Account (but not the Covered Employee's Matching Contribution Restoration Account) in the case of an "unforeseeable emergency." A Covered Employee requesting a payment pursuant to this Section shall have the burden of proof of establishing, to the Restoration Plan Committee's satisfaction, the existence of such "unforeseeable emergency," and the amount of the payment needed to satisfy the same. In that regard, the Covered Employee shall provide the Restoration Plan Committee with such financial data and information as the Restoration Plan Committee may request. If the Restoration Plan Committee determines that a payment should be made to a Covered Employee under this Section such payment shall be made within a reasonable time after the Restoration Plan Committee's determination of the existence of such "unforeseeable emergency" and the amount of payment so needed. As used herein, the term "unforeseeable emergency" means a severe financial hardship to a Covered Employee resulting from a sudden and unexpected illness or accident of the Covered Employee or of a dependent of the Covered Employee, loss of the Covered Employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Covered Employee. The circumstances that shall constitute an "unforeseeable emergency" shall depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Covered Employee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Examples of what are not considered to be "unforeseeable emergencies" include the need to send a Covered Employee's child to college or the desire to purchase a home. Withdrawals of amounts because of an "unforeseeable emergency" shall not exceed an amount reasonably needed to satisfy the emergency need. If any withdrawal is permitted pursuant to this Section during a Plan Year, no further deferral of compensation shall be made during the Plan Year from and after the effective date of the withdrawal.

                                   ARTICLE IV.

                            AMENDMENT AND TERMINATION

         Section 4.1 Amendment and Termination. NationsBank shall have the right and power at any time and from time to time to amend the Restoration Plan in whole or in part, on behalf of all Participating Employers, and at any time to terminate the Restoration Plan or any Participating Employer's participation hereunder; provided, however, that no such amendment or termination shall reduce the amount actually credited to an Employee's Account(s) under the Restoration Plan on the date of such amendment or termination, or further defer the due dates for the payment of such amounts, without the consent of the affected Employee.

                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS

         Section 5.1 Nature of Plan and Rights. The Restoration Plan is unfunded and intended to constitute an incentive and deferred compensation plan for a select group of officers and key management employees of the Participating Employers. If necessary to preserve the above intended plan status, the Restoration Plan Committee, in its sole discretion, reserves the right to limit or reduce the number of actual participants and otherwise to take any remedial or curative action that the Restoration Plan Committee deems necessary or advisable. The Accounts established and maintained under the Restoration Plan by a Participating Employer are for accounting purposes only and shall not be deemed or construed to create a trust fund of any kind or to grant a property interest of any kind to any Employee, designated beneficiary or estate. The amounts credited by a Participating Employer to such Accounts are and for all purposes shall continue to be a part of the general assets of such Participating Employer, and to the extent that an Employee, beneficiary or estate acquires a right to receive payments from such Participating Employer pursuant to the Restoration Plan, such right shall be no greater than the right of any unsecured general creditor of such Participating Employer.

         Section 5.2 Termination of Employment. For the purposes of the Restoration Plan, an Employee's employment with a Participating Employer shall not be considered to have terminated so long as the Employee is in the employ of any Participating Employer or other member of the Controlled Group.

         Section 5.3 Spendthrift Provision. No Account balance or other right or interest under the Restoration Plan of an Employee, beneficiary or estate may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such balance, right or interest shall be liable for or subject to any debt, obligation or liability of the Employee, designated beneficiary or estate.

         Section 5.4 Employment Noncontractual. The establishment of the Restoration Plan shall not enlarge or otherwise affect the terms of any Employee's employment with his Participating Employer, and such Participating Employer may terminate the employment of the Employee as freely and with the same effect as if the Restoration Plan had not been established.

         Section 5.5 Adoption by Other Participating Employers. The Restoration Plan may be adopted by any Participating Employer participating under the Retirement Savings Plan, such adoption to be effective as of the date specified by such Participating Employer at the time of adoption.

         Section 5.6 Applicable Law. The Restoration Plan shall be governed and construed in accordance with the laws of the State of North Carolina, except to the extent such laws are preempted by the laws of the United States of America.

         Section 5.7 Merged Plans. From time to time the Participating Employers may cause other nonqualified plans to be merged into the Restoration Plan.
Schedule 5.7 attached hereto sets forth the names of the plans that merged into the Restoration Plan by July 1, 1996 and their respective merger dates. Schedule
5.7 shall be updated from time to time to reflect mergers after July 1, 1996.

         Upon such a merger, the account balance(s) immediately prior to the date of merger of each participant in the merged plan shall be transferred and credited as of the merger date to one or more accounts established under the Restoration Plan for such participant. From and after the merger date, the participant's rights shall be determined under the Restoration Plan, and the participant shall be subject to all of the restrictions, limitations and other terms and provisions of the Restoration Plan. Not in limitation of the foregoing, each Restoration Plan Account established for the participant as a result of the merger shall be periodically adjusted when and as provided in
Section 3.4 hereof as in effect from time to time and shall be paid at such time and in such manner as provided in Section 3.5 and Section 3.6 hereof, except to the extent otherwise provided on Schedule 5.7.

         IN WITNESS WHEREOF, this instrument has been executed by NationsBank as of the day and year first above written.

                                      NATIONSBANK CORPORATION


                                      By:   /s/C. J. Cooley
                                            Title:    Executive Vice President

                                  SCHEDULE 5.7


                         MERGED PLANS AS OF JULY 1, 1996


Plan Name                                                      Date of Merger

C&S Policy Committee Supplemental                              December 31, 1992
         Savings Plan

C&S Key Executive Supplemental                                 December 31, 1992
         Savings Plan

C&S/Sovran Supplemental Retirement Plan                        December 31, 1992
         for Former Sovran Executives
         (Thrift Restoration Benefits)

First & Merchants Corporation Deferred                         March 31, 1993
         Management Incentive Compensation
         Plan

Sovran Deferred Compensation Plan                              March 31, 1993

NationsBank of Texas, N.A. Profit                              March 31, 1993
         Sharing Restoration Plan

Thrift Plan Reserve Account Maintained                         Mach 31, 1993
         Under the NationsBank Corporation
         and Designated Subsidiaries
         Supplemental Executive Retirement Plan

Bank South Executive Bonus Deferral Plan                       July 1, 1996



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